Exhibit (15)
The Board of Directors and Shareholders of
The McGraw-Hill Companies, Inc.
We are aware of the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 33-33667) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc.,
(2)	Registration Statement (Form S-8 No. 33-22344) pertaining to the 1987 Key Employee Stock Incentive Plan,
(3)	Registration Statements (Form S-8 No. 33-49743, No. 33-30043 and No. 33-40502) pertaining to the 1993 Employee Stock Incentive Plan,
(4)	Registration Statements (Form S-8 No. 33-92224 and No. 33-116993) pertaining to the 2002 Stock Incentive Plan,
(5)	Registration Statement (Form S-8 No. 33-06871) pertaining to the Director Deferred Stock Ownership Plan,
(6)	Registration Statement (Form S-8 No. 33-50856) pertaining to The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, The Standard & Poor’s Employee Retirement Account Plan for Represented Employees, The Employees’ Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries, and
(7)	Registration Statement (Form S-8 No. 33-126465) pertaining to The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, and The Standard & Poor’s Employee Retirement Account Plan for Represented Employees;
of our report dated July 25, 2007 relating to the unaudited consolidated interim financial statements of The McGraw-Hill Companies, Inc. which are included in its Form 10-Q for the quarter ended June 30, 2007.

/s/ ERNST & YOUNG LLP
New York, New York
July 25, 2007

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